                               AMENDMENT NO. 1 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 6th day of March, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998 and amended March 1,
1999.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century California Tax-Free and Municipal Funds (the
"Trust") to add a new class, and

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of March 6, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
6th day of March, 2001.

Trustees of the American Century California Tax-Free and Municipal Funds

/*/Albert A. Eisenstat                               /*/Kenneth E. Scott
Albert A. Eisenstat                                  Kenneth E. Scott

/*/Ronald J. Gilson                                  /*/James E. Stowers III
Ronald J. Gilson                                     James E. Stowers III

/*/William M. Lyons                                  /*/Jeanne D. Wohlers
William M. Lyons                                     Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                               Class            Date of Establishment

California Tax-Free Money Market Fund                Investor          11/09/1983

California Municipal Money Market Fund               Investor          12/31/1990

California Limited-Term Tax-Free Fund                Investor          06/01/1992

California Intermediate-Term Tax-Free Fund           Investor          11/09/1983

California Long-Term Tax-Free Fund                   Investor          11/09/1983

California Insured Tax-Free Fund                     Investor          12/30/1986

California High-Yield Municipal Fund                 Investor          12/30/1986
                                                     C                 05/01/2001

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.